CERTIFICATE OF MERGER
                               OF
             PCG MEDIA, INC., a Nevada Corporation,
         PCG SUBSIDIARY, INC., a Nevada Corporation and
     HOME GAMBLING NETWORK, INC., a California Corporation



     The undersigned corporations, PCG MEDIA, INC., a Nevada corporation ("PCG"), PCG SUBSIDIARY, INC., a Nevada corporation ("SUB") and HOME GAMBLING NETWORK, INC. ("HGN"), do hereby certify:

     1. PCG MEDIA, INC. is a corporation duly organized and validly existing under the laws of the State of Nevada.

     2. PCG SUBSIDIARY, INC. is a corporation duly organized and validly existing under the laws of the State of Nevada and a wholly-owned subsidiary of PCG.

     3. HOME GAMBLING NETWORK, INC., is a corporation duly organized and validly existing under the laws of the State of Nevada.

     4. PCG, SUB and HGN are parties to a Merger Agreement pursuant to which SUB will be merged with and into HGN. HGN will be the surviving corporation in the merger and SUB will cease to exist. Pursuant to the Merger Agreement the stockholders of HGN will receive stock in PCG in exchange for their shares of HGN and HGN will become a wholly owned subsidiary of PCG.

     5. The Articles of Incorporation and Bylaws of HGN as existing prior to the effective date of the merger, shall continue in full force as the Articles of Incorporation and Bylaws of the surviving corporation.

     6. The complete executed Agreement and Plan of Merger dated as of January 18, 2000, which sets forth the plan of merger providing for the merger of SUB with and into HGN is on file at the corporate offices of HGN.

     7. A copy of the Merger Agreement will be furnished by HGN on request and without cost to any stockholder of any corporation which is a party to the merger.

     8. The plan of merger as set forth in the Merger Agreement has been approved by Unanimous Written Consent of the Board of Directors of HGN dated January 21, 2000.

     9. The plan of merger as set forth in the Merger Agreement was submitted for approval by the Board of Directors of HGN to the stockholders of HGN. HGN has 1,000,000 shares of common stock issued, outstanding and entitled to vote on the plan of merger as set forth in the Merger Agreement of which 1,000,000 shares voted in favor of the merger. At meeting of the

HGN Shareholders held January 21, 2000, the total number of votes cast by stockholders of HGN in favor of the merger was sufficient for approval by the stockholders.

     10. The plan of merger as set forth in the Merger Agreement has been approved by Unanimous Written Consent of the Board of Directors of SUB dated January 21, 2000.

     11. SUB has 1,000 shares of common stock issued, outstanding and entitled to vote on the plan of merger as set forth in the Merger Agreement of which all of which voted in favor of the merger at a meeting held January 21, 2000.

     12. PCG has 6,000,000 shares of common stock issued, outstanding and entitled to vote on the terms of the plan of merger as set forth in the Merger Agreement. At a meeting of shareholders of PCG held February 8, 2000, 4,670,000 shares voted in favor of the merger which is 78% of the issued and outstanding shares approving the Agreement.

     13. The manner in which the exchange of issued shares of PCG shall be affected is set forth in the Merger Agreement.

     IN WITNESS WHEREOF, the undersigned have executed these Certificate of Merger at Las Vegas, Nevada on February 8, 2000.

PCG MEDIA, INC.                                        PCG SUBSIDIARY, INC.
a Nevada corporation                                   a Nevada corporation


By/s/ John Peters                               By/s/ John Peters
     John W. Peters, President                  John W. Peters, President


By/s/ Jeff Jonas                                By/s/ Jeff Jonas
    Jeff Jonas, Secretary                       Jeff Jonas, Secretary


HOME GAMBLING NETWORK, INC.


By/s/deedee Molnick
    Dee Dee Molnick, President


By/s/ Melvin Molnich
     Melvin Molnick, Secretary



STATE OF UTAH       )
                    )  SS:
COUNTY OF Salt Lake )

     On 2-8-00 before me, a Notary Public, personally appeared John W. Peters who is the President of PCG COMPUTERS, INC, and PCG SUBSIDIARY, INC. and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ M. Jeanne Ball
                              _________________________________________
                              Notary Public
STATE OF UTAK       )
                    )  SS:
COUNTY OF Salt Lake )

     On 2-8-00 before  me, a Notary Public, personally  appeared  Jeff
Jonas who is the Secretary of PCG MEDIA, INC. and PCG SUBSIDIARY, INC. and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ M. Jeanne Ball
                              _________________________________________
                              Notary Public

STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On February 8, 2000 before me, a Notary Public, personally appeared DeeDee Molnick who is the President of HOME GAMBLING NETWORK, INC. and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Debra K. Amigone
                              _________________________________________
                              Notary Public

STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On February 8, 2000 before me, a Notary Public, personally appeared Melvin Molnick who is the Secretary of HOME GAMBLING NETWORK, INC. and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Debra K. Amigone
                              _________________________________________
                              Notary Public